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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-8 of our reports dated January 7, 1994 on our audits of the financial statements and financial statement schedules of CLARCOR Inc., included in the Annual Report on Form 10-K, and our report dated May 20, 1994 on our audits of the financial statements of the CLARCOR 401(k) Retirement Savings Plan, included in the Annual Report on Form 11-K, filed concurrently with this Form S-8, which reports are incorporated herein by reference.


                                                 COOPERS & LYBRAND

Rockford, Illinois
May 27, 1994